UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2007

TECH LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000-27592	22-1436279
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1818 North Farwell Avenue, Milwaukee, Wisconsin 53202
(Address of principal executive offices) (Zip Code)

Copies to:
Thomas A. Rose, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Harbour Centre, 18851 NE 29th Avenue, Suite 306, Aventura, Florida 32180
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of FuelMeister

On April 20, 2007, Tech Laboratories, Inc. (the “Company”), and Renewal Fuels Acquisitions, Inc. (“Acquisitions”), its wholly-owned subsidiary, entered into a merger agreement (the “Merger Agreement”) with Renewal Fuels, Inc. (“Renewal”). Pursuant to the Merger Agreement, Acquisitions was merged with and into Renewal. The former shareholders of Renewal were issued an aggregate of 343,610 shares of the Company’s series A convertible preferred stock (the “Preferred Stock”). The shares of Preferred Stock issued to the former Renewal shareholders are immediately convertible at the option of the holders into an aggregate of 4,028,827 shares of common stock. When the shareholders of the Company approve the Merger Agreement, the Preferred Stock will be convertible at the option of the holders into an aggregate of an additional 339,581,173 shares of our common stock.

On March 9, 2007, Crivello Group, LLC (“Crivello”) and its wholly-owned subsidiary, Renewal, entered into an Asset Purchase Agreement with Biodiesel Solutions, Inc. (“BSI”), which closed on March 30, 2007. Pursuant to the Asset Purchase Agreement, BSI sold substantially all of the assets and property of its FuelMeister division (“FuelMeister”) to Renewal and Renewal assumed specified FuelMeister liabilities in exchange for an aggregate purchase price of $500,000, subject to adjustment. Of the full purchase price, $100,000 was paid on execution as a down payment, $100,000 was paid at closing, $50,000 was paid on April 11, 2007, and the balance of the purchase price was paid by delivery of a promissory note, as amended, in the amount of $244,426. Renewal also entered into a management services agreement with BSI (the “Management Agreement”), pursuant to which BSI agreed to provide general management and administrative services to Renewal, as well as the use of its facilities. Renewal will reimburse BSI for the direct cost of services and facilities, as provided. The agreement will terminate 90 days after the FuelMeister purchase or upon ten days notice by Renewal.

Financing With Cornell Capital Partners, L.P.

On April 20, 2007, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with Cornell Capital Partners L.P. ("Cornell") providing for the sale by the Company to Cornell of its secured convertible debentures in the aggregate principal amount of $1,400,000 (the "Debentures") of which $1,000,000 was advanced immediately. The second installment of $400,000 will be funded within five business days following clearance by the Securities and Exchange Commission (the “SEC”) of an information statement disclosing shareholder approval of the issuance of the Preferred Stock to the former shareholders of Renewal.

The Debentures bear interest at the prime rate plus 2.75% (but not less than 10%) and mature on April 20, 2009 (the "Maturity Date"). The Company is not required to make any payments until the Maturity Date. The holder of the Debentures (the "Holder") may convert at any time amounts outstanding under the Debentures into shares of Common Stock of the Company (the "Common Stock") at a conversion price per share equal to the lesser of (i) the average volume weighted average price (“VWAP”) of the Company’s common stock for the 30 consecutive trading days following April 20, 2007, or (b) 80% of the lowest closing bid price of the company’s common stock during the ten trading days immediately preceding the conversion date. The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 15% redemption premium provided that (i) the VWAP of the Company’s Common Stock is less than the conversion price of the Debentures; (ii) the underlying shares are subject to an effective registration statement; and (iii) no event of default has occurred.

The obligations to Cornell, together with prior obligations to Cornell, are secured by a security interest in the Company’s assets, including its intellectual property. In addition, the Company pledged the shares of Renewal to Cornell as additional security for the obligations to Cornell.

Under the Purchase Agreement, the Company also issued to Cornell five-year warrants to purchase 18,000,000 shares of common stock at $0.01 per share.

In connection with the Purchase Agreement, the Company also entered into a registration rights agreement with Cornell (the "Registration Rights Agreement") providing for the filing of a registration statement (the "Registration Statement") with the SEC registering the common stock issuable upon conversion of the Debentures and exercise of the warrants. Upon written demand from the Holder, the Company is obligated to file a Registration Statement within 45 days of such demand. The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than 150 days following receipt of a written demand for the filing of a Registration Statement and to insure that the Registration Statement remains in effect until all of the shares of common stock issuable upon conversion of the Debentures and exercise of the warrants have been sold or may be sold without volume restrictions pursuant to Rule 144(k) promulgated by the SEC. In the event of a default of its obligations under the Registration Rights Agreement, including its agreement with respect to the filing and effectiveness dates for the Registration Statement, the Company is required to pay to Cornell, as liquidated damages, for each thirty day period that the registration statement has not been filed or declared effective, as the case may be, a cash amount equal to 2% of the liquidated value of the Debentures, not to exceed 24%.

Settlement with Stursberg & Veith

On June 30, 2004, the law firm of Stursberg & Veith (“S&V”), former counsel to the Company, Inc., filed a lawsuit claiming that they were owed $161,179.26 plus interest, costs, and disbursements. On December 5, 2005, a judgment was rendered by the court to make payment of $204,834.10, including interest. In order to settle this matter without further expense or delay, on April 25, 2007, the Company and S&V entered into a settlement agreement pursuant to which the Company agreed to pay S&V the sum of $100,000 on or before April 30, 2007. Upon such payment, under the terms of the agreement, each party will release the other from any liabilities or claims.

BUSINESS OF RENEWAL

Overview of Business

Renewal is engaged in the business of designing, developing, manufacturing and marketing personal biodiesel processing equipment and accessories to convert used and fresh vegetable oil into clean-burning biodiesel. Renewal’s products allow customers to make biodiesel fuel, which is capable of powering all diesel fuel engines, for a current cost of approximately 70 cents per gallon. Renewal has developed a network of over 30 dealers in the United States for sale and distribution of its products. Renewal’s manufacturing facilities are currently located in Sparks, Nevada.

Renewal was incorporated in the state of Delaware on March 9, 2007 for the purpose of acquiring the assets of FuelMeister, the former division of BSI.

Features and Benefits of Renewal’s Products

Renewal’s biodiesel processing products offer a patent-pending direct catalyst injection, which increases the speed of chemical reaction, allowing the production of up to two batches of biodiesel per day. Additionally, Renewal’s technologies allow the system to work with one tank, making the space required for production smaller.

The FuelMeister II is a modular system with "quick disconnect" connectors that make it easier to use and expand as a user’s requirements change. Lids with various functions (lye dissolving, water washing, and drying) can be quickly changed and therefore remove the need for upper manifold and feed through holes in the tank. Moreover, the FuelMeister II is equipped with a full cone drain tank, which makes it easier to get glycerin and soap (from the water wash process step) to drain.

Other features of the FuelMeister II include: an improved water wash lid with pressure regulation and shut-off valve, a high quality metal methanol pump, a detailed Operator's Manual and DVD processing guide, chemical testing equipment, as well as scales and other safety equipment.

Renewal’s Products

General

Renewal’s FuelMeister line of diesel processors are produced from industrial-grade materials and come equipped with an easy draining cone-bottom tank, improved water wash system and titration kit. In general, it takes approximately 1/2 hour hands-on time per batch of diesel fuel production. The products offered are not do-it-yourself kits, but complete systems with all key components needed to make biodiesel ‘at home’ with ease and confidence.

Renewal’s FuelMeister II and II Dual are supplied with a user safety kit, oil titration and field test kit, high quality steel methanol pump, and easy prime oil draw tube. Quick disconnect fittings allow for future expansion and more convenient connection of tanks. If capacity needs change, additional modular tanks, lids, and accessories can be added to the FuelMeister II platform.

A customer can start making biodiesel the same day the system arrives. All that is required is a barrel of used fryer oil (typically collected at no charge from local restaurants), lye (at a typical cost of 20¢/gallon of biodiesel), a barrel of racing methanol (at a typical cost of 50¢ /gallon of biodiesel), a barrel for the finished biodiesel, AC power, and a water hose.

Renewal’s products are designed specifically to allow shipment by UPS in order to minimize customers’ freight expenses. This design was accomplished during an extensive upgrade to the product’s specifications in 2006.

Any machines operating on diesel fuel, including cars, trucks, generators, tractors, furnaces, etc. may be powered with the biodiesel produced with the FuelMeister II biodiesel production system.

FuelMeister II - Domestic

The FuelMeister II is Renewal’s line of personal biodiesel processor systems, which has a footprint of 30” x 30”, and serves as a complete system with the key components necessary for customers to make up to two 40 gallon batches of biodiesel in a 24-hour period. Necessary components in the production of biodiesel include a barrel of waste vegetable oil, a barrel of methanol, and two cans of lye.

FuelMeister II Dual - Domestic

The FuelMeister II Dual can make three 40 gallon batches of biodiesel in a 24 hour period. The FuelMeister II Dual features two 55 gallon tanks, either of which can be used for catalyst injection or water washing, and has a footprint of 30" x 70".

FuelMeister II - International

The FuelMeister II International is Renewal’s line of personal biodiesel processor systems for the international market, equipped to handle 220 volt electrical systems.

Accessories

Various accessories are available to support the operation of the FuelMeister products. These include digital scales, a dryer lid, expansion tanks, an oil preheater kit an oil transfer kit, and a home fueling station kit.

Industry Overview

Biodiesel is produced by chemically modifying renewable, biologically based (biomass) oil or fats by reacting them with methanol and a catalyst and then separating/purifying the reaction products. This reaction also produces glycerol and fatty acids as co-products. Biodiesel can be used to displace petroleum-based fuel in diesel engines, which account for approximately 22% of the fuel consumed in the transportation sector (EIA Annual Energy Outlook 2006 - available: http://www.doe.eia.gov/aeo2006/). It can be also be used in other combustion equipment (e.g., boilers and heaters) as a replacement for petroleum distillate oil fuels. The current conventional feedstock sources for producing biodiesel are oil crops (e.g., soybean, canola), waste vegetable oils from restaurants and other food processing plants, or animal fats. Proposed unconventional (not yet commercially available) feedstock sources include oil extracted from wastewater sludge, algae, and corn oil from ethanol processing.

In the United States, biodiesel is made primarily from soybean oil and secondarily from a product called yellow grease, which is essentially used restaurant cooking oil. It can also be made from tallow, a hard fat that comes from cattle or sheep, which is frequently used to make soap and other products.

In Europe, where there is a thriving biodiesel industry, the fuel is made from rapeseed oil, which is produced from a plant that is in the mustard and turnip families. The European variety of rapeseed is not grown in the United States due to the climate it needs to thrive; however the canola variety of this plant is grown in some parts of the country.

The market for diesel/distillate fuels is growing at a rate faster than other fuel segments (EIA Annual Energy Outlook 2006, referenced above). The impetus to switch to renewable replacements to meet a portion of this demand is influenced by many factors such as concerns about U.S. energy security, consumer awareness of environmental and economic issues, and other regulations/mandates that promote their use. According to the National Biodiesel Board, production of biodiesel increased approximately 36 times between 2001 and 2006. Biodiesel is increasingly being offered at retail locations, with stations prevalent in the Midwest, Northeast, Southwest and Northwest. Some of the biodiesel pumps are located at conventional gas stations, while others are located at marinas and at agricultural locations. The National Renewable Energy Laboratory, the Department of Energy’s premier laboratory for renewable energy research and development, estimates that biodiesel could one day replace 10 percent of the petroleum diesel currently used.

Distribution

Renewal’s primary distribution is through our national network of dealers. The dealer network is based on an exclusive (‘sell-only’) relationship. We also sell directly to customers via our website at www.renewalfuels.com.

Renewal’s website offers customers an opportunity to learn about and understand our products, contact local dealers, and obtain schedules of informative workshops and seminars being offered by our dealers in connection with our FuelMeister products.

Renewal provides regular dealer training and manages the dealer network to provide optimum geographic coverage. New dealers are required to meet a set of conditions in order to obtain a standard dealership. Based on demonstrated volume achievement and leadership of sales workshops, dealers are able to participate in Renewal’s tiered reward program, thereby increasing the dealer’s profitability based on volume of sales.

Intellectual Property

Renewal is the owner of the following provisional patent application which has been submitted in the United States and is to be used in the development of our biodiesel processor technologies. This application shows inventive steps and novelty, required for new patents to issue.

Transesterifcation Catalyst Mixing System; Application No. 60/805,332, filed on June 20, 2006.

Additionally, we are the owners of the following trademark: “Fuelmeister” U.S. Registration No. 78/788761. Such trademark is inclusive of Nevada and Washington State registrations, but exclusive of Green Fuels Ltd. (a company located in the UK) which has a prior Manufacturing License from BSI to build FuelMeister (original version only) as “FuelMeister by Green Fuels Ltd.” and market it in Europe, Africa, and the Middle East.

Government Regulation

In the US, two significant energy policy measures have shaped renewable fuels’ present and future status. First, the Energy Policy Act (EPAct) was passed in 1992, designed to encourage the use of alternative fuels to help reduce US dependence on imported oil. For fiscal year 1999 and beyond, 75% of a federal fleet’s vehicle acquisitions must be alternative fuel vehicles. Supplementing this is Executive Order 13149 (EO13149), which mandated that any federal agency with a fleet of 20 or more vehicles in the US must develop a compliance strategy that documents how the agency planned to accomplish a required reduction of 20% in petroleum consumption by 2005 (vs. 1999 consumption).

In addition to these mandates, recent changes to tax policy have continued to build incentives for alternative fuels. The Volumetric Ethanol Excise Tax Credit (VEETC) provision contained in the JOBS/FSC/ETI Bill (‘Jumpstart Our Business Strength’ bill, containing a repeal of the Foreign Sales Corporation/Extraterritorial Income (FSC/ETI) exclusion) has improved the distribution and availability of both E85 and Biodiesel fuels. This bill was signed into law in late October 2004.

In January 2000, the Environmental Protection Agency enacted a set of diesel emission standards that requires significant reduction in harmful emissions, especially particulate matter and oxides of Nitrogen. Particulate matter in diesel emissions is to be reduced by 90% and oxides of Nitrogen are to be reduced by 95%, beginning in 2004 and to be fully implemented by 2007. In addition, the Environmental Protection Agency also requires that 97% of the sulfur currently in diesel fuel be eliminated beginning in 2006.

More recently (April 2007), the U.S. Environmental Protection Agency established the nation’s first comprehensive Renewable Fuel Standard (RFS) program. Authorized by the Energy Policy Act of 2005, the RFS program requires that the equivalent of at least 7.5 billion gallons of renewable fuel be blended into motor vehicle fuel sold in the U.S. by 2012. The program is estimated to cut petroleum use by up to 3.9 billion gallons and cut annual greenhouse gas emissions by up to 13.1 million metric tons by 2012 -- the equivalent of preventing the emissions of 2.3 million cars.

The RFS program will promote the use of fuels such as ethanol and biodiesel, which are largely produced from American crops. The program will create new markets for farm products, increase energy security, and promote the development of advanced technologies that will help make renewable fuel cost-competitive with conventional gasoline. In particular, the RFS program establishes special incentives for producing and using fuels produced from cellulosic biomass, such as switchgrass and woodchips.

The RFS program requires major American refiners, blenders, and importers to use a minimum volume of renewable fuel each year between 2007 and 2012. The minimum level or “standard” which is determined as a percentage of the total volume of fuel a company produces or imports will increase every year. For 2007, 4.02 percent of all the fuel sold or dispensed to U.S. motorists will have to come from renewable sources, roughly 4.7 billion gallons.

The RFS program is based on a trading system that provides a flexible means for industry to comply with the annual standard by allowing renewable fuels to be used where they are most economical. Various renewable fuels can be used to meet the requirements of the program. While the RFS program establishes that a minimum amount of renewable fuel be used in the United States, more fuel can be used if producers and blenders choose to do so.

Employees

Renewal currently has one full time employee, and operates through the services provided by the Management Services Agreement with BSI. It is anticipated that some existing BSI employees will be hired by Renewal during the term of the Management Services Agreement. During this 90-day transition period, additional staff will be hired and trained, and the assembly operation will be relocated to a new facility in the Reno area to allow retention of the existing production and customer service resources.

Description of Property

Our corporate offices are located at 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202. We currently lease use of such offices, together with administrative services, on an at-will basis from a related party at a monthly rent of $500.

Renewal’s assembly and distribution center is currently located at 1395 Greg Street Suite #102, Sparks, Nevada. We lease approximately 3,000 square feet of space under the Management Agreement with BSI. Our monthly rent is $1,680, with utilities costs totaling approximately $500 per month for the 90 day term of the Management Agreement.

Competition

Renewal’s FuelMeister product was the first personal biodiesel processor to enter the market and is a market leader with over 2,000 units sold worldwide. As a market leader, Renewal’s pricing tends to drive the market pricing, as demonstrated by previous promotional discounting activities.

Renewal’s competitors market products which vary from do-it-yourself plans to full turnkey processors. Many of these products are ‘copycat’ processors which use similar technology to the first generation FuelMeister processor. These competitors include, but are not limited to the following:

•	Extreme Biodiesel (www.extremebiodiesel.com)

•	EZ Biodiesel (www.ezbiodiesel.com)

•	Biodiesel Works (www.biodieselworks.com)

The FuelMeiser II is a second-generation processor, upgraded in 2006. Via this upgrade, FuelMeister established its competitive advantage via its patent-pending Direct Catalyst Injection technology, its pure-drain tanks, and its quality of construction and materials. Renewal also maintains technical and product support via its online resources and full-time customer service staff. Additionally, Renewal maintains an exclusive sell-only agreement with the manufacturers of the FuelMeister tanks to help prevent further copycat competition.

Legal Proceedings

From time to time, Renewal may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Unless disclosed below, Renewal is currently not aware of any such legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

RISK FACTORS

Risks Related To Our Business

We may incur operating losses.

We may incur significant operating expenses and make relatively high capital expenditures as we develop our business and expand our sales and marketing capabilities. These operating expenses and capital expenditures initially may outpace revenues and result in significant losses.

We may experience potential fluctuations in results of operations.

Our future revenues may be affected by a variety of factors, many of which are outside our control, including (a) the success of our operations; (b) the ability to develop infrastructure to accommodate growth; (c) the ability to develop new products; and (d) the amount and timing of operating costs and capital expenditures relating to establishing our business operations and infrastructure. As a result of our limited operating history and the emerging nature of our business plan, it is difficult to forecast revenues or earnings accurately, which may fluctuate significantly from quarter to quarter.

Our Commercial Success Will Depend in Part on Our Ability to Obtain and Maintain Patent Protection.

Our success will depend in part on our ability to obtain and/or maintain and enforce patent protection for our technologies and to preserve our trade secrets, and to operate without infringing upon the proprietary rights of third parties. Although Renewal holds provisional patent and trademark protection for the FuelMeister and Direct Catalyst Inject lid, there can be no assurance that patents will issue from the patent application we filed or that the scope of any claims granted in any patent will provide us with proprietary protection or a competitive advantage. There can be no assurance that patents will be valid or will afford us with protection against competitors with similar technology. The failure to obtain and/or maintain patent protection on the technologies underlying our proposed products may have a material adverse effect on our competitive position and business prospects.

It is also possible that our technologies may infringe on patents or other rights owned by others. We may have to alter our products or processes, pay licensing fees, defend an infringement action or challenge the validity of the patents in court, or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to us. There can be no assurance that a license will be available to us, if at all, upon terms and conditions acceptable to us or that we will prevail in any patent litigation. Patent litigation is costly and time consuming, and there can be no assurance that we will have sufficient resources to pursue such litigation. If we do not obtain a license under such patents, are found liable for infringement or are not able to have such patents declared invalid, we may be liable for significant money damages and may encounter significant delays in bringing products and services to market. There can be no assurance that we have identified United States and foreign patents that pose a risk of infringement.

We May Experience Difficulties in the Introduction of New Products that Could Result in Us Having to Incur Significant Unexpected Expenses or Delay the Launch of New Products.

Our technologies and products are in various stages of development. These development stage products may not be completed in time to allow production or marketing due to the inherent risks of new product and technology development, limitations on financing, competition, obsolescence, loss of key personnel and other factors. Unanticipated technical obstacles can arise at any time and result in lengthy and costly delays or in a determination that further development is not feasible. Therefore, there can be no assurance of timely completion and introduction of improved products on a cost-effective basis, or that such products, if introduced, will achieve market acceptance such that they will sustain us to achieve profitable operations.

We are Dependent Upon Key Personnel.

Our success is heavily dependent on the continued active participation of certain of our current executive officers. Loss of the services of one of our officers could have a material adverse effect upon our business, financial condition or results of operations. We do not maintain any key life insurance policies for any of our executive officers or other personnel. The loss of any of our senior management could significantly impact our business until adequate replacements can be identified and put in place.

We are Dependent Upon Performance of our Dealer Network.

Our success is heavily dependent on the continued performance of our existing dealers, and our ability to maintain and expand the dealer network. Loss of a major dealer relationship could have a material adverse effect upon our business, financial condition or results of operations. We do not have any guarantees of dealer performance, nor provisions to rectify the loss of a major dealer. The loss of any of our dealers could significantly impact our business until adequate replacements can be identified and put in place.

There is a Risk that Products Developed by Competitors Will Reduce Our Profits or Force Us Out of Business.

We may face competition from companies that are developing products similar to those we are developing. The biodiesel fuels industry has spawned a large number of efforts to create technologies for production of biodiesel fuel. These companies may have significantly greater marketing, financial and managerial resources than us. We cannot assure investors that our competitors will not succeed in developing and distributing products that will render our products obsolete or noncompetitive. Generally, such competition could potentially force us out of business.

Our Products Can Only Be Applied to a Limited Range of Uses With the Resulting Concentration Possibly Limiting our Potential Growth.

Our products are being developed with a limited set of functional uses relating primarily to biodiesel production for internal combustion engines. Significant efforts by others exist to find alternatives to internal combustion engines. In addition, the regulatory environment is becoming increasingly restrictive with regard to the performance of internal combustion engines and the harmful emissions they produce. If alternatives to internal combustion engines become commercially viable, it is possible that the potential market for our products could be reduced, if not eliminated.

We Create Products That Produce Products Which May Have Harmful Effects on the Environment If Not Stored and Handled Properly Prior to Use, Which Could Result in Significant Liability and Compliance Expense.

The production of biodiesel fuel involves the controlled use of materials that are hazardous to the environment. We cannot eliminate the risk of accidental contamination or discharge and any resulting problems that occur. Federal, state and local laws and regulations govern the use, manufacture, storage, handling and disposal of these materials. We may be named a defendant in any suit that arises from the improper handling, storage or disposal of these products. We could be subject to civil damages in the event of an improper or unauthorized release of, or exposure of individuals to, hazardous materials. Claimants may sue us for injury or contamination that results from use by third parties of alternative fuel products, and our liability may exceed our total assets. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development and production efforts.

Production Technology Changes Could Adversely Impact our Ability to Operate at A Profit or Compete in the Biodiesel Industry.

Advances and changes in the technology of biodiesel production are expected to occur. Such advances and changes may make our biodiesel production technology less desirable or obsolete. Our biodiesel production technologies are single purpose and have no use other than the production of biodiesel. Obsolescence of our technologies which are currently utilized to produce biodiesel could adversely impact our ability to generate revenues and/or operate at a profit.

Risks Related To Our Industry

Oil and gas prices are volatile.

Our revenues, cash flow, operating results, financial condition and ability to borrow funds or obtain additional capital will depend substantially on the prices that we receive for our biodiesel processing machines. Declines in oil and gas prices may materially adversely affect our financial condition, liquidity, ability to obtain financing and operating results as sales of our products may fall. Depressed prices in the future would have a negative effect on our future financial results.

Historically, oil and gas prices and markets have been volatile, with prices fluctuating widely, and they are likely to continue to be volatile. Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control. These factors include, but are not limited to the following:

•	the threat of global terrorism;

•	regional political instability in areas where exploratory oil and gas wells are drilled;

•	the available supply of oil;

•	the level of consumer product demand;

•	weather conditions;

•	political conditions and policies in the greater oil producing regions, including the Middle East;

•	the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

•	the price of foreign imports;

•	actions of governmental authorities;

•	domestic and foreign governmental regulations;

•	the price, availability and acceptance of alternative fuels; and

•	overall economic conditions.

These factors and the volatile nature of the energy markets make it impossible to predict with any certainty future oil and gas prices. Our inability to respond appropriately to changes in these factors could negatively affect our profitability.

MANAGEMENT

Executive Officers and Directors

Below are the names and certain information regarding the Company’s executive officers and directors:

Name	Age	Position
John King	41	Chief Executive Officer and Chief Financial Officer
David Marks	39	Director
Donna Silverman	46	Director

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Background of Executive Officers and Directors

John King. Mr. King was appointed as our Chief Executive Office and Chief Financial Officer in February 2007. Mr. King was the Chief Executive Officer and a Director of NewGen Technologies, Inc., an alternative fuel developer, from June 2005 until September 2005 and was Chief Executive Officer of International Operations from September 2005 until January 2006. Mr. King then continued his work in alternative fuels with Genesis Global Fuels, Ltd., a UK company. Prior to his work with NewGen Technologies, Inc., Mr. King was involved with operations, engineering, marketing, and sales management over a 17-year career with the Procter & Gamble Company from 1987 to 2004. Most recently, from 2002 to 2004, Mr. King led the Client Services and Business Development functions in a non-traditional marketing services company within P&G. Prior to this, from 1998 to 2002, Mr. King was instrumental in the leadership of business expansion efforts for P&G's paper business in Europe. Mr. King earned a Bachelor of Science with Great Distinction in Chemical Engineering at Clarkson University.

David Marks. Mr. Marks was appointed as a member of our Board of Directors in February 2007. Mr. Marks has been the Chairman of Titan Global Holdings, Inc. (“Titan”), a diversified holding company, since May 2005 and previously served as the Chairman from September 2002 until May 2003. From May 2003 until May 2005, Mr. Marks served as one of the Directors of Titan. In addition, from November 2004 until November 2006, Mr. Marks served as the Chairman of the Board of Directors of Thomas Equipment, Inc., a manufacturer and distributor of skid steer loaders and pneumatic and hydraulic components and systems. Mr. Marks has served as Trustee of Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 since 1994. Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 currently have an ownership or investment interest in commercial properties, private residences, natural resources, telecommunications, and technology companies, and other business and investment ventures. Mr. Marks has responsibility for overseeing all investments by Irrevocable Children's Trust and Irrevocable Children's Trust No. 2 with responsibilities beginning at acquisition and continuing through ownership. Mr. Marks generally acts in the capacity of officer or director for all of the operating companies that are vehicles for investments by the Trusts and is involved in strategic planning, and major decision-making. Mr. Marks is also a managing member of Farwell Equity Partners. Mr. Marks holds a BS in Economics from the University of Wisconsin.

Donna Silverman. Ms. Silverman has served as a Director since October 21, 2005. From December 2005 through February 2007, Ms. Silverman served as the Company's President, Chief Executive Officer and Chief Financial Officer. Ms. Silverman also serves as President, Chief Executive Officer and Chief Financial Officer of Americana Distribution, Inc., and as a Director for Global IT Holdings, Inc., each of which are publicly traded companies. Ms. Silverman founded Stedman Walker, Inc. in 1996, a New York based firm which specializes in raising capital for businesses through debt and equity financing. Ms. Silverman is also a business consultant on a non exclusive basis for Knightsbridge Capital.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation (including cash bonuses) paid or accrued and equity awards granted by us for the years ended December 31, 2006 and 2005 to our Chief Executive Officer and our most highly compensated officers other than the Chief Executive Officer.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John King, Chief Executive Officer	2006	0	0	0	0	0	0	0	0
and Chief Financial Officer	2005	0	0	0	0	0	0	0	0
Donna Silverman, former President,	2006	51,195*	0	0*	0	0	0	0	51,195
Chief Executive Officer and Chief	2005	91,355*	0	0*	0	0	0	0	91,355
Financial Officer

* Compensation amounts for 2005 and 2006 were paid through the issuance of 304,516 and 1,312,697 shares of post-split common stock, respectively.

Outstanding Equity Awards at Fiscal Year-End

None.

Option Grants in Last Fiscal Year

The Company does not have an option plan and we did not grant any options to purchase our common stock during the year ended December 31, 2006.

Employment Agreements

As of April 20, 2007, the Company is not a party to any employment agreement with any of its executive officers or directors.

Other Compensation

The Company does not have a long-term incentive plan nor do we have a defined benefit, pension plan, profit sharing or other retirement plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our management is involved in other business activities and may, in the future become involved in additional business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. We have not and do not intend in the future to formulate a policy for the resolution of such conflicts.

Crivello Group, LLC advanced $262,000 to Renewal prior to the merger with the Company. Such funds were repaid with interest from the Cornell financing discussed above. Frank Crivello, the managing member of Crivello Group, LLC is a principal stockholder of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 20, 2007 with respect to the beneficial ownership of the Company’s outstanding common stock following the potential issuance of an additional 343,610,000 shares issuable upon conversion of the Preferred Stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Unless the shareholders of the Company approve the issuance of the Preferred Stock in connection with the acquisition of Renewal, the Preferred Stock will not be convertible into more than 4,028,827 shares of common stock. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
John King	34,500,000	9.75%
Donna Silverman	1,617,214	0.46%
David Marks SEP IRA(3)	40,500,000	11.45%
Frank Crivello SEP IRA (4)	200,000,000	56.54%
Senegis LLC (5)	27,710,000	7.83%
All officers and directors as a group (3 persons)	70,617,214	21.66%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Tech Laboratories, Inc. 1818 North Farwell Avenue, Milwaukee, Wisconsin 53202.

(2)
Applicable percentage ownership is based on an assumption of 353,710,210 shares of common stock outstanding as of April 20, 2007, assuming full conversion of the Preferred Stock, together with other securities exercisable or convertible into shares of common stock within 60 days of such date by each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently obtainable or obtainable within 60 days of April 20, 2007 by exercise or conversion of other securities are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Of the shares attributed to Mr. Marks, 3,000,000 shares are registered in the name of the Irrevocable Children’s Trust (“ICT”) and 3,000,000 are registered in the name of Phoenix Investors, LLC (“Phoenix). Phoenix is controlled by ICT and Mr. Marks is a trustee of ICT.

(4)	Mr. Crivello is also the managing member of Crivello Group, LLC which owns 10,000,000 shares of common stock.

(5)	Lyanne Greystoke has voting and dispositive power with respect to the shares owned by Senegis LLC

DESCRIPTION OF SECURITIES

The Company’s authorized capital stock consists of 3,000,000,000 shares of common stock at a par value of $0.01 per share, 343,610 shares of series A convertible Preferred Stock and 19,656,390 authorized shares of "blank check" preferred stock. As of April 20, 2007, there were 10,100,210 shares of the Company’s common stock issued and outstanding held by approximately 275 stockholders of record and 343,610 shares of series A convertible Preferred Stock held of record by 20 stockholders.

Common Stock

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s articles of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Preferred Stock

Holders of the Company’s Preferred Stock are entitled to one vote for each share on all matters submitted to a preferred stockholder vote. Holders do not have a right to vote with the common stock holders. Holders of Preferred Stock do not have cumulative voting rights. Holders of the Company’s Preferred Stock representing a majority of the voting power of the Company’s Preferred Stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Preferred stockholders.

Each share of Preferred Stock is immediately convertible into 11.725 shares of common stock at the option of the holder. Upon approval of the merger transaction by the shareholders of the Company, each share of Preferred Stock will be convertible into an additional 988.275 shares of common stock, or an aggregate of 1,000 shares of common stock for each share of Preferred Stock. Holders of the Company’s Preferred Stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to a liquidation preference of $1.00.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s common stock is traded on the OTC Bulletin Board under the symbol “TLBT.OB.” The following table sets forth the high and low bid prices of its Common Stock, as reported by the OTCBB for the last two fiscal years and subsequent quarterly periods. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions. The indicated prices have been adjusted for the Company’s 1-30 reverse stock split, which was effective December 13, 2006.

	2007

1st Quarter	$0.035		$0.015
2nd Quarter	$0.07	(1)	$0.015	(1)

	2006
1st Quarter	$0.39	$0.027
2nd Quarter	$0.198	$0.045
3rd Quarter	$0.07	$0.03
4th Quarter	$0.135	$0.015

	2005
	High*	Low*
1st Quarter	$0.63	$0.21
2nd Quarter	$0.48	$0.24
3rd Quarter	$0.90	$0.24
4th Quarter	$0.75	$0.18

(1) High and low prices through April 23, 2007.

As of April 1, 2007, there were approximately 275 holders of record of the Company’s common stock.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended December 31, 2006.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-0-	-0-	-0-
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	-0-	-0-	-0-

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01

Item 5.01 Changes in Control of Registrant.

See Item 1.01.

Item 5.01 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On April 20, 2007, the Board of Directors of the Company approved an amendment to the Company’s Certificate of Incorporation to create the Preferred Stock. The Board also adopted amended By-laws.

Item 5.06 Change in Shell Company Status.

See Item 1.01

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Audited Financial Statements of FuelMeister Business (a Carve-Out Business of Biodiesel Solutions, Inc. and a Predecessor Business of Renewal Fuels, Inc.), as of December 31, 2006 and for the Years ended December 31, 2006 and 2005

FUELMEISTER BUSINESS

(A Carve-Out Business of Biodiesel Solutions, Inc.
and a Predecessor Business of Renewal Fuels, Inc.)
Financial Statements
As of December 31, 2006 and
for the Years Ended
December 31, 2006 and 2005
and Report of Independent Registered
Public Accounting Firm

FUELMEISTER BUSINESS

KINGERY & CROUSE PA
Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Renewal Fuels, Inc.:

We have audited the accompanying balance sheet of the FuelMeister business (the “FuelMeister Business”), a carve-out business of Biodiesel Solutions, Inc. and a predecessor business of Renewal Fuels, Inc., as of December 31, 2006 and the related statements of operations, owner’s investment and cash flows for the years ended December 31, 2006 and 2005. These carve-out financial statements are the responsibility of the FuelMeister Business’ management. Our responsibility is to express an opinion on these carve-out financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free of material misstatement. The FuelMeister Business is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the FuelMeister Business’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying carve-out financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and on the basis described in Notes 1 and 2. Accordingly, they do not necessarily represent what the financial position, results of operations and cash flows of the FuelMeister Business actually would have been if it had been a separate entity for the periods presented.

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of the FuelMeister Business as of December 31, 2006 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005, on the basis described in Notes 1 and 2 and in conformity with accounting principles generally accepted in the United States of America.

/s/ KINGERY & CROUSE P.A.

April 16, 2007

FUELMEISTER BUSINESS (A Carve-Out Business of Biodiesel Solutions, Inc. and a Predecessor Business of Renewal Fuels, Inc.) BALANCE SHEET AS OF DECEMBER 31, 2006

ASSETS

Current assets:
Cash	$52,626
Inventories	49,769
Prepaid expenses and other current assets	22,650
Total current assets	125,045

Property and equipment, net	32,211

Total assets	$157,256

LIABILITIES and OWNER’S INVESTMENT

Current liabilities:
Accounts payable	$166,680
Customer deposits	12,224
Accrued employee bonuses	30,000
Accrued expenses	8,893
Total current liabilities	217,797

Commitments and contingencies

Owner’s investment	(60,541)

Total liabilities and owner’s investment	$157,256

See accompanying notes to financial statements.

FUELMEISTER BUSINESS (A Carve-Out Business of Biodiesel Solutions, Inc. and a Predecessor Business of Renewal Fuels, Inc.) STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

Revenue	$1,838,156	$2,362,418

Cost of goods sold	1,182,643	1,276,682

Gross profit	655,513	1,085,736

Operating expenses:
General and administrative	422,421	424,449
Employee compensation	209,951	248,072
Total operating expenses	632,372	672,521

Income from operations and before
provision for income taxes	23,141	413,215

Provision for income taxes	3,471	144,625

Net income	$19,670	$268,590

See accompanying notes to financial statements.

FUELMEISTER BUSINESS
(A Carve-Out Business of Biodiesel Solutions, Inc.
and a Predecessor Business of Renewal Fuels, Inc.)

STATEMENTS OF OWNER’S INVESTMENT

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

Balance - December 31, 2004	$11,548

Employee bonus obligation as of June 30, 2005 assumed by owner	42,642

Employee bonus obligation as of December 31, 2005 assumed by owner	29,215

Income tax obligation assumed by owner	144,625

Other distributions to owner, net	(202,828)

Net income	268,590

Balance - December 31, 2005	293,792

Employee bonus obligation as of December 31, 2006 assumed by owner	32,003

Income tax obligation assumed by owner	3,471

Other distributions to owner, net	(409,477)

Net income	19,670

Balance - December 31, 2006	$(60,541)

See accompanying notes to financial statements.

FUELMEISTER BUSINESS (A Carve-Out Business of Biodiesel Solutions, Inc. and a Predecessor Business of Renewal Fuels, Inc.) STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$19,670	$268,590
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,723	3,978
Changes in assets and liabilities, net:
Decrease (increase) in receivables	11,198	(10,703)
Decrease (increase) in inventories	109,470	(134,243)
Decrease (increase) in prepaid expenses	(15,801)	(6,849)
Increase (decrease) in accounts payable	14,731	89,426
Increase (decrease) in accrued liabilities	15,104	23,789
Increase (decrease) in customer deposits	(19,425)	31,649
Net cash provided by operating activities	146,670	265,637

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,267)	(40,682)
Refund of deposit	5,376	-
Net cash provided by (used in) investing activities	3,109	(40,682)

CASH FLOWS FROM FINANCING ACTIVITIES:
Bonus obligations assumed by owner	32,003	71,857
Income tax obligations assumed by owner	3,471	144,625
Distributions to owner, net	(409,477)	(202,828)
Net cash provided by (used in) financing activities	(374,003)	13,654

NET INCREASE (DECREASE) IN CASH	(224,224)	238,609

Cash, beginning of year	276,850	38,241
Cash, end of year	$52,626	$276,850

Supplemental Disclosure of Non-Cash lnvesting and Financing Activities:
Interest paid	$-	$-
Income taxes paid	$-	$-

See accompanying notes to financial statements.

FUELMEISTER BUSINESS
(A Carve-Out Business of Biodiesel Solutions, Inc.
and a Predecessor Business of Renewal Fuels, Inc.)

NOTES TO CARVE-OUT FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

NOTE 1  BASIS OF PRESENTATION

Pursuant to an Asset Acquisition Agreement dated March 9, 2007, as amended on March 30, 2007 (the "Purchase Agreement"), Renewal Fuels Inc. ("Renewal Fuels") on March 30, 2007 acquired certain assets and operations of the Fuelmeister business of Biodiesel Solutions Inc. (“Biodiesel”), an unrelated company, for $494,426, plus associated transaction costs. The FuelMeister Business designs, manufactures and markets processing equipment and accessories to convert used and fresh vegetable oils into biodiesel fuel.

The accompanying financial statements are the accounts of the FuelMeister business (the “FuelMeister Business” or the “predecessor”, a carve-out business of Biodiesel and a predecessor business of Renewal Fuels, which carve-out business was acquired by Renewal Fuels on March 30, 2007), on a carved-out basis as if it had been an independent reporting entity for the periods presented. Certain assets and liabilities related to the FuelMeister Business and included in these carve-out financial statements, including cash, accounts receivable, accounts payable and employee bonuses payable, were not acquired by Renewal Fuels and were retained by Biodiesel.

The balance sheet as of December 31, 2006 and the related statements of operations, owner’s investment and cash flows for the years ended December 31, 2006 and 2005 reflect carved-out presentations of the acquired operations from the financial statements of Biodiesel, presented on a stand-alone basis. The presentation of the carved-out FuelMeister Business financial statements requires certain assumptions in order to reflect the business as a stand-alone entity, which assumptions management believes are reasonable. The FuelMeister Business did not have a formal financing agreement with the parent entity (Biodiesel). Accordingly, advances and other transactions between Biodiesel and the FuelMeister Business are reflected as owner’s investment in the accompanying financial statements.

The following table summarizes the estimated fair value of the assets acquired at the March 30, 2007 (date of acquisition) of the FuelMeister Business by Renewal Fuels:

March 30, 2007
Assets Acquired:
Inventories	$34,426
Property and equipment	9,145
Order backlog, customer lists and other intangibles	85,150
Goodwill	365,705

Purchase Price Allocated	$494,426

Renewal Fuels is accounting for this acquisition using the purchase method of accounting and is in the process of finalizing the valuations of the assets acquired and any liabilities assumed; consequently, the initial allocation of the purchase price is preliminary and subject to change, although management believes it is materially accurate as of March 30, 2007.

The purchase price was paid $100,000 in cash on execution of the Purchase agreement, and $100,000 in cash on the date of closing, together with a secured promissory note for $294,426 due without interest on April 9, 2007. Renewal Fuels expects to obtain debt financing to provide for payment of the promissory note and working capital, including securing operating premises and the acquisition of additional equipment.

In connection with the Acquisition, Renewal Fuels entered into a management agreement with Biodiesel under which Biodiesel agreed to provide certain management services to Renewal Fuels and the FuelMeister Business. Those services include, but are not limited to, general management services, including the services of executive, operating and financial officers and other personnel; assistance with Renewal’s preparation of proposed budgets and capital expenditures; such other general management services as may from time to time reasonably be requested by Renewal; general administrative and technical assistance, advice and direction, including (i) accounting, inventory control, tax compliance and reporting systems services; (ii) the transition of trademark and patent matters; (iii) market servicing, product pricing and cost controls and evaluations; (iv) preparation of advertising and publicity literature and other materials; (v) providing, training and supervising employees and support staff and providing guidelines and policies as may be necessary; and (vi) such other general administrative and technical services as may from time to time reasonably be requested by Renewal Fuels. Renewal Fuels has agreed to reimburse Biodiesel for the costs it incurs in providing these services. Biodiesel will also permit Renewal Fuels to use its existing facility, for which Renewal Fuels will pay Biodiesel a rental fee and pro rata utilities costs for all space used or occupied by Renewal Fuels for the operation of the FuelMeister Business, including but not limited to the space used by persons providing services to Renewal, in accordance with cost reimbursements set out in the agreement. The agreement contemplates that Renewal will pay $1,680 per month for 3,000 square feet of production space, plus additional rental at the same rate for any office space used, as well as $500 per month for utilities, together with reimbursement at specified hourly rates for personnel providing services. The agreement extends for 90 days from March 30, 2007, unless earlier terminated by Renewal Fuels on 10 days notice.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting principles and practices used in the preparation of the accompanying carve-out financial statements are summarized below:

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods presented. Actual results could differ from those estimates. The markets for the FuelMeister Business’ products are characterized by intense competition, rapid technological development and frequent new product introductions, all of which could impact the future value of the FuelMeister Business’ inventory and certain other assets.

Revenue Recognition - Revenue from equipment and parts and accessories sales is generally recognized at the date of shipment and revenue from services is recognized when the services are performed and all substantial contractual obligations have been satisfied. See below for a discussion of product warranties.

Our revenue recognition policy is consistent with the criteria set forth in SEC Staff Accounting Bulletin 104, “Revenue Recognition in Financial Statements” (“SAB 104”) for determining when revenue is realized or realizable and earned. In accordance with the requirements of SAB 104, we recognize revenue when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) our price to the buyer is fixed or determinable and (4) collectibility of the receivables is reasonably assured.

Allocations - The revenue and expenses of Biodiesel for the years ended December 31, 2006 and 2005 have been allocated by Renewal management between the FuelMeister Business and the operations being retained by Biodiesel, based either on specific attribution of those revenues and expenses or, where necessary and appropriate, based on management’s best estimate of an appropriate allocation.

Concentrations of Credit Risk - The FuelMeister Business sells products to value added distributors and other customers and extends credit based on an evaluation of the customer's financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer's financial condition. The FuelMeister Business monitors its exposure for credit losses and maintains allowances for any anticipated losses. For the year ended December 31, 2006, Biodiesel had sales to one significant dealer representing approximately 13% of total revenue and pertaining exclusively to the FuelMeister Business. During the year ended December 31, 2005, there were no significant customers.

Liquidity - The carve-out financial statements were prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. Accordingly, the carve-out financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the FuelMeister Business be unable to continue as a going concern.

Cash and Cash Equivalents - Management considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. Cash included in the accompanying balance sheet consists of bank deposits, which may at times exceed federally insured limits.

Inventories - Inventories are stated at the lower of cost or market with cost determined based on actual cost and approximating the first-in first-out basis. At December 31, 2006, inventories consisted of materials, finished goods and displays amounting to $39,243, $9,791 and $735, respectively.

At March 30, 2007, the inventories acquired by Renewal Fuels were determined by a physical inspection and, as provided by the Purchase Agreement, the acquisition cost was adjusted to reflect the inventory balance at that date.

Property and Equipment - Property and equipment is stated at cost. Depreciation is provided for using the straight-line method over the useful lives of the respective assets, which range from 3 to 7 years. Repairs and maintenance are charged to operations as incurred.

Property and equipment included in the accompanying carve-out financial statements represents the net book value of tangible assets which have historically been used in the operations of the FuelMeister Business. At December 31, 2006, property and equipment includes computer equipment and software, furniture and equipment, and leasehold improvements amounting to $30,571, $14,969, and $2,609, all of which are shown net of accumulated depreciation of $15,938. For the years ended December 31, 2006 and 2005, depreciation expense amounted to $11,723 and $3,978, respectively. As part of the acquisition discussed above, Renewal Fuels acquired $9,145 of production equipment on March 30, 2007. All other property and equipment, including office furniture and fixtures, was retained by Biodiesel.

The carrying value of property and equipment is evaluated when events and circumstances warrant such a review. If the carrying values of the assets are considered to be impaired, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the asset. Biodiesel has not experienced any impairment of its property and equipment.

Research and Development Costs - Research and development costs and related engineering costs related to product development are expensed as incurred and included in general and administrative expenses.

Product Warranties - All new products are warranted against defects in materials and workmanship for 90 days after receipt of delivery; any warranty costs are expensed as incurred. Provisions for warranties are estimated based on historical warranty claims. As of December 31, 2006, a provision for warranty costs of $4,049 is included in accrued expenses in the accompanying carve-out financial statements.

Advertising Costs - Advertising costs are expensed as they are incurred. For the years ended December 31, 2006 and 2005, advertising costs approximated $90,100, and $162,300, respectively.

Shipping and Handling Costs - Shipping and handling costs are reported as a component of cost of sales.

Earnings Per Share - Because the FuelMeister Business does not have a share-based capital structure, earnings per share information is not presented.

Income Taxes - The FuelMeister Business was included with Biodiesel in filing Federal and state income tax returns. Prior to January 1, 2007, Biodiesel was a Sub-Chapter S corporation for Federal income tax purposes. For the purposes of the stand-alone presentation of the FuelMeister Business, the provision for income taxes has been computed as if the FuelMeister Business were to file a separate income tax return for the carved-out operation, with the provision for income taxes based on the statutory U.S. Federal income tax rates and without regard for any state income taxes. The resulting tax liability, together with any deferred tax assets or liabilities, are assumed by Biodiesel and therefore excluded from the balance sheet of the FuelMeister Business.

Impact of Recently Issued Accounting Pronouncements - The Financial Accounting Standards Board has recently issued several Financial Accounting Standards, as summarized below. None of these statements have had, or are expected to have, a significant effect on the carve-out financial statements of the FuelMeister Business.

Issued	Statement

February 2006	FAS 155 - “Accounting for Certain Hybrid Financial Instruments; an amendment of Financial Accounting Standard Nos. 133 and 140" (“FAS 155”)

March 2006	FAS 156 - “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”

June 2006	FAS Interpretation 48 - "Accounting for Uncertainty in Income Taxes"

September 2006	FAS 157 - “Fair Value Measurements”

September 2006	FAS 158 - “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”

February 2007	FAS 159 - “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115”

NOTE 3  CARVE-OUT ASSUMPTIONS AND ALLOCATIONS

As discussed above, the revenue and expenses of Biodiesel for the years ended December 31, 2006 and 2005 have been allocated by management between the FuelMeister Business and the operations being retained by Biodiesel, based either on specific attribution of those revenues and expenses or, where necessary and appropriate, based on management’s best estimate of an appropriate allocation.

The following revenues and expenses included in the accounting records of Biodiesel have been attributed by management to the operations being retained by Biodiesel and accordingly have been excluded from the results of operations of the FuelMeister Business:

	Year Ended December 31, 2006	Year Ended December 31, 2005

Revenue	$-	$-
Cost of goods sold	-	-
Gross profit	-	-

Operating expenses:
Rent and utilities	131,002	-
Employee costs	163,776	44,320
Employee bonuses	32,003	71,857
Engineering materials	206,684	165,816
Depreciation	10,946	4,560
Other costs	48,564	38,223
	592,975	324,776

Loss from operations excluded	$(592,975)	$(324,776)

NOTE 4  COMMITMENTS AND CONTINGENCIES

Employment Agreement - On July 30, 2005, Biodiesel entered into an employment agreement with an officer of the company, which provides for an annual base salary, and beginning on July 1, 2005, a cash profit sharing bonus equal to 5% of gross profit, as defined in the agreement, to be paid upon the occurrence of certain operating events pertaining to business activities, which are unrelated to the FuelMeister Business.

During the six months ended December 31, 2005 and the year ended December 31, 2006, $44,215 and $47,003, respectively, were accrued in relation to these cash bonuses. Management believes that $15,000 of each of these bonuses is attributable to the time and effort expended by the officer on the FuelMeister Business (in addition to the base salary), with the remaining amounts ($29,215 and $32,003, respectively) attributable to other business activities of Biodiesel, Accordingly, such amounts have been excluded from the operating costs of the FuelMeister Business and the related obligations have been transferred to the Owner’s Investment account. That portion of the obligation ($15,000 in each of the years ended December 31, 2006 and 2005) attributable to the FuelMeister Business is included in the accompanying financial statements as a liability as of December 31, 2006. This liability was not assumed by Renewal Fuels on its acquisition of certain assets of the FuelMeister Business on March 30, 2007 and was retained by Biodiesel.

The agreement also provided the officer with an option to purchase 10% of the then outstanding common stock shares of Biodiesel, in exchange for his agreement to forgo payment of a cash bonus due to him as of June 30, 2005 of $42,642. Because this obligation will be settled by Biodiesel, the obligation was transferred to the Owner’s Investment as of the date of the agreement. The option vests at 1/48th of the granted total per month, beginning as of June 21, 2004, the original date of the officer’s employment, and continues as long as the individual is employed by Biodiesel.

Operating Leases - Biodiesel’s operating facility is leased under an operating lease agreement. The lease term is from November 1, 2004 through October 31, 2007. Payments required under this lease range from approximately $4,300 to $4,500 per month, plus a share of the operating costs, estimated to be $900 per month. Beginning in January 2006, Biodiesel entered into an additional operating lease for additional facilities. The lease term is from January 1, 2006 to October 31, 2008. Payments required under this lease approximate $11,000 per month, plus a share of operating costs, estimated to be $3,000 per month. Rent expense approximated $72,700 and $82,200 for the years ended December 31, 2006 and 2005, respectively.

These lease agreements were retained by Biodiesel and were not assumed by Renewal Fuels. As discussed in Note 1, Biodiesel will make operating and office space available to Renewal Fuels for up to 90 days from March 30, 2007, until such time as Renewal Fuels secures operating and office space for its operation of the FuelMeister Business.

Other Contingencies - Substantially all obligations related to product liability related to the FuelMeister Business acquired by Renewal Fuels on March 30, 2007 were retained by Biodiesel, except that Renewal Fuels assumed liability for end-customer product support and the balance of the 90 day parts warranty on equipment sold prior to the acquisition date. The FuelMeister Business maintains certain insurance policies that provide coverage for product liability and personal injury cases. Effective March 30, 2007, Renewal Fuels will obtain its own product liability and other insurance related to the operation of the FuelMeister Business.

End of Financial Statements

(b) Pro forma financial information.

Pro forma combined balance sheet and statement of operations as of, and for the year ended, December 31, 2006.

TECH LABORATORIES, INC

PRO FORMA COMBINED BALANCE SHEET AND STATEMENT OF OPERATIONS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2006

(Unaudited)

On April 20, 2007, we (Tech Laboratories, Inc. or the “Company”), together with our wholly-owned subsidiary Renewal Fuels Acquisitions, Inc. (“Acquisitions”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Renewal Fuels, Inc. (“Renewal”), a Delaware corporation that was incorporated on March 9, 2007 for the purposes of the asset acquisition described below. Under the terms of the Merger Agreement, Acquisitions was merged with and into Renewal, with Renewal as the surviving corporation, and accordingly Acquisitions ceased to exist. Each issued and outstanding share of Acquisition’s capital stock was converted into one share of common stock of the surviving company. Each issued and outstanding share of common stock of Renewal was converted into an aggregate of 343,610 shares of our series A convertible preferred stock. The shares of preferred stock are immediately convertible at the option of the holders into an aggregate of 4,028,827 shares of common stock, and on approval of the Merger Agreement by our shareholders, the preferred stock will be convertible at the option of the holders into an aggregate of an additional 339,581,173 shares of our common stock (343,610,000 common shares in total).

Although we were the legal acquirer, Renewal was considered to be the accounting acquirer and as such the acquisition was accounted for as a reverse merger and recapitalization. Immediately prior to the acquisition, we had 10,100,210 shares of common stock outstanding (after a 1-30 reverse split) and net liabilities of approximately $1,600,000.

On March 9, 2007, Crivello Group, LLC (“Crivello”) and its wholly-owned subsidiary, Renewal, entered into an Asset Purchase Agreement with Biodiesel Solutions, Inc. (“Biodiesel”), an unrelated company, which Asset Purchase Agreement closed on March 30, 2007. Pursuant to the Asset Purchase Agreement, Renewal acquired the business, certain fixed assets, inventory and certain specified liabilities of the Fuelmeister business (the “Fuelmeister Business”) of Biodiesel, in exchange for an aggregate purchase price of $500,000, adjusted for the amount by which inventory on the date of closing exceeded, or was below, $40,000. The actual purchase price, adjusted to reflect the inventory balance on the March 30, 2007 date of closing, was $494,426. Of the full purchase price, $100,000 was paid on execution as a down payment, $100,000 was paid at closing, $50,000 was paid on April 11, 2007, and the balance of the purchase price was paid by delivery of a promissory note, as amended, in the amount of $244,426. The cash payments for the acquisition were funded by a loan from Crivello to Renewal, which loan was repaid from the proceeds of the additional debt financing arrangements described below. The asset acquisition promissory note was also repaid from the proceeds of the additional debt financing. The Fuelmeister Business is considered to be a predecessor business of ours.

Concurrently with the Merger Agreement, we entered into additional debt financing arrangements with Cornell Capital Partners, L.P. (“Cornell”), the proceeds of which were used in part to fund the acquisition by Renewal of the assets of the Fuelmeister Business, as described above. The Securities Purchase Agreement (the "Purchase Agreement") with Cornell provides for the sale by the Company to Cornell of its secured convertible debentures in the aggregate principal amount of $1,400,000 (the "Debentures") of which $1,000,000 was advanced immediately. The second instalment of $400,000 will be funded within five business days following clearance by the Securities and Exchange Commission of an information statement disclosing shareholder approval of the issuance of the preferred stock to the former shareholders of Renewal. The Debentures bear interest at the prime rate plus 2.75% and mature on April 20, 2009 (the "Maturity Date"). The Company is not required to make any payments until the Maturity Date. The Debentures are convertible at any time at the option of the holder into shares of common stock of the Company at a conversion price per share equal to the lesser of (i) the average volume weighted average price (“VWAP”) of the Company’s common stock for the 30 consecutive trading days following April 20, 2007, or (b) 80% of the lowest closing bid price of the company’s common stock during the ten trading days immediately preceding the conversion date. The Company has the right to redeem a portion or all amounts outstanding under the Debenture prior to the Maturity Date at a 15% redemption premium provided that (i) the VWAP of the Company’s common stock is less than the conversion price of the Debentures; (ii) the underlying shares are subject to an effective registration statement; and (iii) no event of default has occurred.

Under the Purchase Agreement, the Company also issued to Cornell five-year warrants to purchase 18,000,000 shares of common stock at $0.01 per share.

Cornell had previously provided convertible debt financing to us and was owed a total of $1,221,074 at April 20, 2007 related to that financing, including accrued interest of $203,048. This existing financing provided by Cornell is in default and is payable on demand.

The following unaudited pro forma combined balance sheet as of December 31, 2006 and unaudited pro forma combined statement of operations for the year ended December 31, 2006 include the historical and pro forma effects of the merger with Renewal and of Renewal’s acquisition of the Fuelmeister Business of Biodiesel, the additional debt financing provided by Cornell, the reverse merger and reorganization and the settlement of certain outstanding liabilities. The unaudited pro forma combined balance sheet and pro forma combined statement of operations have been prepared by our management from our historical financial statements and the historical financial statements of our predecessor, the Fuelmeister Business of Biodiesel.

The unaudited pro forma combined balance sheet reflects adjustments as if the acquisition of the Fuelmeister Business of Biodiesel, the additional debt financing provided by Cornell, the reverse merger and reorganization and the settlement of certain liabilities had occurred on December 31, 2006. The unaudited pro forma combined statement of operations reflects adjustments as if those transactions had occurred as of the beginning of the year, i.e., as of January 1, 2006. See "Note 1 - Basis of Presentation."

The pro forma adjustments described in the accompanying notes are based upon estimates and certain assumptions that management believes are reasonable in the circumstances. The unaudited pro forma combined statement of operations for the year ended December 31, 2006 has been derived from our historical results of operations and the historical results of operations of the Fuelmeister Business of Biodiesel for the year ended December 31, 2006.

The unaudited pro forma combined statement of operations is not necessarily indicative of what the results of operations actually would have been if the acquisition, additional debt financing and reverse merger and reorganization had occurred on January 1, 2006. Moreover, it is not intended to be indicative of future results of operations. The unaudited pro forma combined statement of operations should be read in conjunction with our historical financial statements as of December 31, 2006 included in our Annual Report on Form 10-KSB and those of the Fuelmeister Business of Biodiesel for the year ended December 31, 2006 and related notes thereto, which are included elsewhere in this Report on Form 8-K.

TECH LABORATORIES, INC.

PRO FORMA COMBINED BALANCE SHEET AS OF DECEMBER 31, 2006
(Unaudited)

						Pro Forma Adjustments
	Renewal Fuels	Fuelmeister Business (predecessor)	Tech Laboratories	Combined	Note	Debit	Credit	Pro Forma Combined
ASSETS

Current assets
Cash	$-	$52,626	$-		A		52,626
					B	250,000
					C		250,000
				$52,626	D	207,231		$207,231
Inventories	-	49,769	-	49,769				49,769
Deferred financing fees	-		9,375	9,375				9,375
Other current assets	-	22,650	-	22,650	A		22,650	-
Total current assets	-	125,045	9,375	134,420		457,231	325,276	266,375

Property and equipment, net	-	32,211	-	32,211	A		23,066	9,145
Deferred financing fees				-	D	175,000		175,000
Intangible assets	-	-	-	-	C	95,000		95,000
Goodwill	-	-	-	-	C	359,904		359,904

Total assets	$-	$157,256	$9,375	$166,631		$1,087,135	$348,342	$905,424

LIABILITIES and SHAREHOLDERS’ EQUITY

Current liabilities
Litigation settlement payable			204,834	204,834	E	104,834		100,000
Accounts payable and accrued expenses	-	213,748	153,180	366,928	A	213,748		153,180
Warranty liability	-	4,049	-	4,049				4,049
Promissory note payable - Crivello					B		263,000
				-	D	263,000		-
Promissory note payable - asset acquisition					C		259,769
				-	D	259,769		-
Convertible debt - Cornell - accrued interest	-	-	159,431	159,431				159,431
Convertible debt - Cornell - existing			1,018,025	1,018,025				1,018.025
Convertible debt - other	-	-	172,259	172,259				172,259
Total current liabilities	-	217,797	1,707,729	1,925,526		841,351	522,769	1,606,944

Convertible debt - Cornell - additional funding	-	-	-	-	D	1,000,000	1,000,000	0
Derivative instrument liabilities
Embedded derivatives - convertible debt	-	-	-	-	D		1,079,153	1,079,153
Freestanding derivatives - warrants	-	-	-	-	D		526,951	526,951

Shareholders’ Equity
Common stock	-	-	100,889	100,889				100,889
Preferred stock			-	-	G		3,436	3,436
Additional paid in capital					F	1,694,409
					G	3,436		(1,697,845)
Retained earnings					B	13,000
					D	40,000
					D	55,000
					D	606,104		(714,104)
Owner’s investment		(60,541)			A		115,406
				(60,541)	C	54,865		-
Other equity	-	-	(1,799,243)		E		104,834
				(1,799,243)	F		1,694,409	-
Total Shareholders’ Equity	-	(60,541)	(1,698,354)	(1,758,895)		2,466,814	1,918,085	(2,307,624)

Total Liabilities and Shareholders’ Equity	$-	$157,256	$9,375	$166,631		$4,308,165	$5,046,958	$905,424

See accompanying notes to pro forma financial statements.

TECH LABORATORIES, INC.

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006

(Unaudited)

						Pro Forma Adjustments
	Renewal Fuels	Fuelmeister Business (predecessor)	Tech Laboratories	Combined	Notes	Debit	Credit	Pro Forma Combined

Revenue	$-	$1,838,156	$-	$1,838,156				$1,838,156

Cost of goods sold	-	1,178,594	-	1,178,594	H	10,415		1,189,019

Gross margin	-	659,562	-	659,562		10,415	-	649,147

Operating expenses:
Selling, general & administrative	0	619,221	14,895	634,116				634,116
Accounting and legal fees			90,881	90,881				90,881
Consulting fees			306,505	306,505	J		306,505	-
Financing fees			72,500	72,500	I	87,500		160,000
Transfer agent and stock fees	0	-	27,182	27,182				27,182
	0	619,221	511,963	1,131,184		87,500	306,505	912,179

Income from operations	0	40,341	(511,963)	(471,622)		97,915	306,505	(263,032)

Other expenses:
Derivative financial instrument expense				-	D	606,104		606,104
Interest expense - Cornell - existing debt	0	-	127,327	127,327				127,327
Interest expense - Cornell - additional debt					I	53,000		53,000
Interest expense - Cornell - other			18,728	18,728				18,728
Interest income	0	-	(710)	(710)	K		20,723	(21,433)
	0	-	145,345	145,345		659,104	20,723	783,726

Income (loss) before income taxes	0	40,341	(657,308)	(616,967)		757,019	327,228	(1,046,758)

Income tax expense	0	2,700	1,000	3,700				3,700

Net income (loss)	$0	$37,641	$(658,308)	$(620,667)		$757,019	$327,228	$(1,050,458)

Earnings per share:
Shares outstanding:
Basic			6,702,639					6,702,639
Fully diluted			6,702,639				361,610,000	368,312,639
Earnings (loss) per share:
Basic			$(0.10)					$(0.16)
Fully diluted			$(0.10)					$(0.16)

See accompanying notes to pro forma financial statements.

TECH LABORATORIES, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED BALANCE SHEET and COMBINED CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited pro forma balance sheet presents our financial position as of December 31, 2006, adjusted for:

•
our merger and reorganization as a result of the April 20, 2007 acquisition of Renewal Fuels, Inc. (“Renewal”), which has been accounted for as a reverse merger, in which we are the legal acquirer but for which Renewal is deemed to be the accounting acquirer;

•	the March 30, 2007 acquisition by Renewal of the assets of the Fuelmeister business (the “FuelMeister Business’) of Biodiesel Solutions Inc. (“Biodiesel”);

•	additional debt financing provided by Cornell Capital Partners LP (“Cornell”), the proceeds of which were used in part to fund Renewal’s acquisition of the assets of the FuelMeister Business;

•	the continuation of our existing debt obligations to Cornell;

•	the re-negotiation of certain of our outstanding liabilities and,

•	other related pro forma adjustments,

as if the transactions had taken place on December 31, 2006 in a transaction accounted for as a purchase and reorganization in accordance with accounting principles generally accepted in the United States of America.

The accompanying unaudited pro forma combined statement of operations presents our historical results of operations for the year ended December 31, 2006, adjusted for the same matters described above, as if these transactions had taken place on January 1, 2006 in a transaction accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America.

2. PRO FORMA ADJUSTMENTS - AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2006

The following adjustments give pro forma effect to the transactions:

A.
To eliminate from the FuelMeister financial statements those assets and liabilities which were not acquired as part of the asset acquisition of the Fuelmeister Business and which were retained by Biodiesel.

	Dr.	Cr.
Cash		$52,626
Other current assets		22,650
Fixed assets		23,066
Accounts payable	$213,748
Owner’s investment - net assets not acquired		$115,406
	$213,748	$213,748

B.	To recognize funds advanced to Renewal by Crivello, to fund downpayments for the asset acquisition of the Fuelmeister Business and for miscellaneous initial expenses.

	Dr.	Cr.
Cash	$250,000
Promissory note payable to Crivello		$263,000
Initial expenses	13,000
	$263,000	$263,000

C.
To record the acquisition for cash of certain of the assets and liabilities of the Fuelmeister Business of Biodiesel, excluding related transaction costs. The agreed acquisition cost was $500,000, plus or minus the amount by which inventory at the acquisition date exceeded, or was below, $40,000. For purposes of the pro formas, the acquisition cost is deemed to be $509,769, based on the inventory of the FuelMeister Business on December 31, 2006. The actual acquisition cost was $494,426, based on the inventory of the FuelMeister Business on the closing date of March 30, 2007.

The Company has not yet fully completed the identification of the intangible assets acquired; the purchase price allocation reflected below is based on management’s best estimate at this time and is not expected to change significantly.

	Dr.	Cr.
Cash ($500,000 + inventory in excess of $40,000, less promissory note payable to seller)		250,000
Promissory note payable to seller		259,769
Owner’s investment (representing Inventory - $49,769 + Fixed assets - $9,145, less Warranty liability assumed - $4,049)	$54,865
Intangible assets	95,000
Goodwill	359,904
	$509,769	$509,769

D.
To record the issuance of $1,000,000 convertible debentures and 18,000,000 common stock warrants issued to Cornell, net of financing and other fees and repayment of promissory notes, the proceeds of which were used to fund the acquisition of the assets of the FuelMeister Business of Biodiesel.

	Dr.	Cr.
Cash	$207,231
Deferred financing fees	175,000
Repayment of promissory note payable to seller	259,769
Repayment of promissory note payable to Crivello	263,000
Legal fees - merger	40,000
Other fees - merger	55,000
Convertible long-term debt - face amount		$1,000,000
Convertible long-term debt - discount	1,000,000
Derivative instruments liability - embedded derivatives		1,079,153
Derivative instruments liability - freestanding warrants		526,951
Initial charge to income for fair value of derivative instruments in excess of proceeds received	606,104
	$2,606,104	$2,606,104

E.	To record adjustment to fair value of certain Tech Laboratories’ liabilities assumed by Renewal, to recognize the negotiated settlement for $100,000 of an outstanding claim for $204,834.

	Dr.	Cr.
Accounts payable	$104,834
Other equity		$104,834
	$104,834	$104,834

F.	To recognize the net liabilities assumed by Renewal on the reverse acquisition of Tech Laboratories.

	Dr.	Cr.
Litigation settlement payable		$100,000
Accounts payable		153,180
Accrued interest - Cornell		159,431
Convertible debt - Cornell		1,018,025
Convertible debt - other		172,259
Share capital		100,889
Deferred financing fees		(9,375)
Retained deficit eliminated		1,694,409
Charge to additional paid in capital for fair value of net liabilities assumed by Renewal on acquisition of Tech Laboratories	1,694,409
	$1,694,409	$1,694,409

G.	To record the issuance of 343,610 shares of series A convertible preferred stock in exchange for all outstanding common stock of Renewal.

	Dr.	Cr.
Preferred stock, $0.01 par value		$3,436
Additional paid in capital	$3,436
	$3,436	$3,436

H.	To record the depreciation and amortization of acquired property and equipment and intangible assets for the year ended December 31, 2006.

	Dr.	Cr.
Property and equipment - assumed 10 year life		915
Intangible assets - assumed 10 year life		9,500
Cost of goods sold - depreciation & amortization expense	$10,415
	$10,415	$10,415

I.
To record interest expense on the 11% (prime + 2.75%) $1,000,000 convertible debt financing provided by Cornell and amortization of debt discount on an effective interest method, and amortization of deferred financing fees on a straightline basis, for the year ended December 31, 2006.

	Dr.	Cr.
Interest expense - effective interest, including discount amortization	$53,000
Deferred financing fees - amortization	87,500
	$140,500	-

J. To eliminate those operating expenses of Tech Laboratories (legally, the acquiring entity but for accounting purposes, the acquired entity) which are not expected to continue.

	Dr.	Cr.
Consulting fees		$306,505
Other		0
	-	$306,505

K.
To record estimated interest income at an assumed rate of 10% p.a. on net proceeds of $207,231 available from additional Cornell debt proceeds ($1,000,000, net of financing and other fees paid ($270,000), repayment of promissory notes used to fund the cash payments for the acquisition of the FuelMeister Business ($263,000) and liquidation of the promissory note issued for the acquisition ($259,769).

	Dr.	Cr.
Interest income		$20,723
	-	$20,723

L.
For the purposes of pro forma earnings per share for the year ended December 31, 2006, the number of fully diluted shares outstanding is assumed to be increased by 343,610,000 common shares issuable on conversion of the series A preferred stock and by 18,000,000 common stock warrants issued to Cornell. However, because there is a pro forma net loss for the year, such assumed issuances are anti-dilutive and are not recognized in the calculation of fully diluted pro forma earnings per share.

(c) Shell Company Transactions

See Item 9.01(a).

(d) Exhibits

Exhibit Number	Description

3.1	Amendment to Certificate of Incorporation of Tech Laboratories, Inc.

3.2	Amended and Restated By-laws of Tech Laboratories, Inc.

10.1	Agreement and Plan of Merger, dated April 20, 2007, among Tech Laboratories, Inc., Renewal Fuels Acquisitions, Inc. and Renewal Fuels, Inc.

10.2	Asset Purchase Agreement, dated March 30, 2007, among Crivello Group, LLC, Renewal Fuels, Inc. and Biodiesel Solutions, Inc.

10.3	Securities Purchase Agreement, dated April 20, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P.

10.4	$1,000,000 principal amount Secured Convertible Debenture, dated April 20, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P.

10.5	Warrant to purchase 18,000,000 shares of Common Stock of Tech Laboratories, Inc. dated April 20, 2007

10.6	Registration Rights Agreement, dated April 20, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P.

10.7	Pledge and Escrow Agreement, dated April 20, 2007, by and between Tech Laboratories, Inc., David Gonzalez and Cornell Capital Partners L.P.

10.8	Restated Security Agreement, dated April 20, 2007, by and between Tech Laboratories, Inc. and Cornell Capital Partners L.P.

10.9	Services Agreement between Renewal Fuels, Inc. and Biodiesel Solutions, Inc., dated as of March 30, 2007

10.10	Settlement Agreement between Tech Laboratories, Inc. and Stursburg & Veith, dated as of April 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECH LABORATORIES, INC.

Dated: April 26, 2007	By:	/s/ John King
Name: John King
Title: Chief Executive Officer